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                                                                      Exhibit 21
                                                                      ----------

                               COURIER CORPORATION

                           SUBSIDIARIES OF REGISTRANT

                                   EXHIBIT 21

Registrant has the following subsidiaries:


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
                                                                                                            ------------
                                                                                     ---------------           % OWNED
--------------------------------------         ------------------------------        JURISDICTION OF        BY IMMEDIATE
                  NAME                               IMMEDIATE PARENT                 INCORPORATION            PARENT
--------------------------------------         ------------------------------        ---------------        ------------

Courier-Citizen Company                        Courier Corporation                    Massachusetts             100%

Courier Investment Corporation                 Courier Corporation                    Massachusetts             100%

Book-mart Press, Inc.                          Courier Corporation                    New Jersey                100%

The Home School, Inc.                          Courier Corporation                    Massachusetts             100%

Courier Westford, Inc.                         Courier Delaware Holding Corp.         Massachusetts             100%

National Publishing Company                    Courier Delaware Holding Corp.         Pennsylvania              100%

Courier Stoughton, Inc.                        Courier Delaware Holding Corp.         Massachusetts             100%

Courier Companies, Inc.                        Courier Delaware Holding Corp.         Massachusetts             100%

Courier Kendallville, Inc.                     Courier Delaware Holding Corp.         Indiana                   100%

Courier New Media, Inc.                        Courier Delaware Holding Corp.         Massachusetts             100%

Courier Foreign Sales Corporation Ltd.         National Publishing Company            Jamaica                    99%

Courier Delaware Holding Corp.                 Courier-Citizen Company                Delaware                  100%

Courier Properties, Inc.                       Courier-Citizen Company                Massachusetts             100%
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